UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       November 16, 2004
                                                --------------------------------



                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                   000-17962               43-1461763
  ------------------------------      ------------       -----------------------
 (State or other jurisdiction of      (Commission           (I.R.S. Employer
  Incorporation)                      File Number)         Identification No.)

             4551 W. 107th Street, Overland Park, Kansas      66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices)      (Zip Code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement  communications   pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications   pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

     On November 16, 2004, Applebee's International, Inc. (the "Company") and Rohan St. George, president of the Company's international division, entered into the Company's standard form of Change in Control and Noncompete Agreement (the "Agreement"). The Agreement offers Change in Control Benefits (as defined in the Agreement) to Mr. St. George in the event of a change in control of the Company. Additionally, the Agreement sets forth certain obligations that Mr. St. George has agreed to with regard to non-competition, non-solicitation, maintaining confidential information and ownership of any discoveries.

     The Agreement has a three-year term at which time it automatically extends for additional terms of one year each. During the term of the Agreement, Mr. St. George is eligible for the following Change in Control Benefits in the event of a "change in control" (as defined in the Agreement) of the Company: (1) a cash bonus payment (calculated as follows: (a) the sum of Mr. St. George's annual salary before the change in control plus the greater of (i) his average bonus for the three fiscal years preceding the change of control, or (ii) his target bonus for the fiscal year in which his employment terminates), (b) divide that sum by 12, and (c) multiply the result by 20 (or by 24, if Mr. St. George is a member of the Company's Senior Team at the time of the change in control)), (2) payment by the Company of the Company's health plan (or equivalent plan) premiums for Mr. St. George and his family for a period of at least 20 months, and (3) immediate vesting of any stock options and restricted shares awarded.

     To become eligible for the Change in Control Benefits, a change in control of the Company must occur and Mr. St. George's employment with the Company (or its successor) must be terminated within 18 months of the change in control either by the Company without cause or by Mr. St. George for good reason (each as defined in the Agreement). If Mr. St. George is terminated by the Company without cause or resigns for good reason, and he has met the eligibility requirements under the Company's Executive Retirement Plan, he will retain that eligibility in addition to the Change in Control Benefits.

     Mr. St. George has agreed to the following: (1) to use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of the Company, (2) to fully inform the Company of and disclose to the Company all "discoveries" (as defined in the Agreement), (3) to not, without the prior written consent of the Board, engage in or render any services to any business engaged in the casual dining restaurant industry in North America or any country where the Company or its franchisees operate, during the period of his employment and until the first anniversary of his termination of employment, and (4) to not solicit or induce any other employee of the Company to terminate his employment for the purpose of joining any other business engaged in the casual dining restaurant industry or any other such segment of the restaurant industry in which the Company may become involved during the period of his employment and until the first anniversary of his termination of employment.


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


Item 9.01.  Financial Statements and Exhibits.

(c) EXHIBITS.

         10.1 Form of Change in Control and Noncompete Agreement (incorporated by reference to Exhibit 10.4 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2004).


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


     Date:  November 16, 2004


                                         APPLEBEE'S INTERNATIONAL, INC.

                                     By:  /s/ Steven K. Lumpkin
                                        ---------------------------------------
                                        Steven K. Lumpkin
                                        Executive Vice President and
                                        Chief Financial Officer


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